     As Filed with the Securities and Exchange Commission on July 2, 1999
                        Registration No. 333-__________

                       Securities and Exchange Commission

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Gothic Energy Corporation
             (Exact Name of Registrant as specified in its Charter)

           Oklahoma                                      22-2663839
--------------------------------------------------------------------------------
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)

           5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma  74105
                                 (918) 749-5666
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                      1996 Non-Employee Stock Option Plan
--------------------------------------------------------------------------------
                              (Full Title of Plan)

                            Michael Paulk, President
                           Gothic Energy Corporation
           5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma  74105
                                 (918) 749-5666
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a Copy to:
                           William S. Clarke, Esquire
                            William S. Clarke, P.A.
       457 North Harrison Street, Suite 103, Princeton, New Jersey  08540

                        Calculation of Registration Fee

         Title of                          Proposed Maximum   Proposed Maximum
     Securities to be        Amount to be   Offering Price        Aggregate          Amount of
        Registered            Registered       Per Unit        Offering Price     Registration Fee
--------------------------------------------------------------------------------------------------
Common Stock,
   $.01 par value               1,000,000             $0.40          $400,000(1)           $111.00
--------------------------------------------------------------------------------------------------
                                                                  TOTAL                    $111.00
--------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the price at which the options may be exercised.

                                EXPLANATORY NOTE

          This Registration Statement on Form S-8 relates to the registration of 1,000,000 shares of common stock issuable on exercise of options granted under the 1996 Non-Employee Stock Option Plan to selected directors or consultants who are not otherwise employees of Gothic Energy Corporation, an Oklahoma corporation (the "Company").

                                     PART I
              Information Required in the Section 10(a) Prospectus

Item 1.                   Plan of Information

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the introductory Note to Part I, are not filed with the Commission as part of this Registration Statement.


Item 2.   Registrant Information and Employee Plan Annual Information

          The Company will furnish without charge to each person to whom a
Section 10(a) Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference in Item 3 of Part II of this Registration Statement. Requests should be addressed to Gothic Energy Corporation, 5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma 74105.

                                    PART II
               Information Required in the Registration Statement

Item 3.           Incorporation of Documents by Reference

          Incorporated by reference in this Registration Statement are the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"), filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-18754):

               1. The Company's Annual Report on form 10-KSB for the year ended December 31, 1998.

               2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

               3. The Current Reports of the Company on Form 8-K dated February 18, 1997, Form 8-K/A filed June 6, 1997, Form 8-K dated April 16, 1997, Form 8-K dated June 30, 1997, Form 8-K dated September 9, 1997, Form 8-K/A filed on October 3, 1997, Form 8-K dated November 25, 1997, Form 8-K dated January 23, 1998, Form 8-K/A filed January 30, 1998, Form 8-K/A filed February 6, 1998, Form 8-K/A filed February 25, 1998, Form 8-K/A filed April 8, 1998, Form 8-K dated March 31, 1998, and Form 8-K dated April 27, 1998.

               4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or replaced.

Item 4.   Description of Securities

     The Company's Common Stock, par value $0.01 per share, is registered under
Section 12 of the Securities Exchange Act of 1934, as amended.


Item 5.   Interests of Named Experts and Counsel

     Not applicable.


Item 6.   Indemnification of Directors and Officers

     Article VII, Sections 1 and 2 of the Company's By-Laws provide as follows:

     Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the pertinent corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the pertinent corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the pertinent corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the pertinent corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the pertinent corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the pertinent corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 1031 of the Oklahoma General Corporation Law provides for indemnification of present and former officers, directors, employees and agents.


Item 7.   Exemption from Registration Claimed

     Options under the 1996 Non-Employee Stock Option Plan to purchase an aggregate of 1,000,000 shares of Common Stock have been granted to two persons. Such options were granted in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), afforded by
Section 4(2) thereof. The options granted are non-transferrable and the optionee agreed that, unless registered under the Act, the shares issuable on exercise of an option would bear an appropriate restrictive legend under the Act and stop transfer instructions would be placed against the transfer of the shares. The optionees are all knowledgeable and informed of the business activities of the Registrant.

Item 8.   Exhibits

     The information required by this Item 8 is set forth in the Index to Exhibits accompanying this Registration Statement and is incorporated herein by reference.


Item 9.   Undertakings

     (a)  The undersigned Registrant hereunder undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include (i) any prospectus required by Section 10(a)(3) of the Securities Act, and to include (ii) any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraph (1) does not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment to that paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the

Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by any director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 Signatures


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa, State of Oklahoma, on the 1st day of July, 1999.


                              Gothic Energy Corporation



                         By:  /s/ Michael Paulk
                              -------------------------------------------------
                              Michael Paulk, President, Chief Executive Officer

                           GOTHIC ENERGY CORPORATION

                               Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Gothic Energy Corporation, an Oklahoma corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Michael Paulk and Steven P. Ensz, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



  /s/ Michael Paulk             Director, President and Chief   July 1, 1999
-----------------------------    Executive Officer (Principal
Michael Paulk                    Executive Officer)


/s/ Steven P. Ensz              Vice-President, Finance;        July 1, 1999
-----------------------------    Chief Financial Officer
Steven P. Ensz                   (Principal Accounting and
                                 Financial Officer)


  /s/ John J. Fleming           Director                        July 1, 1999
-----------------------------
John J. Fleming


  /s/ Brian E. Bayley           Director                        July 1, 1999
-----------------------------
Brian E. Bayley

                           GOTHIC ENERGY CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                               Index to Exhibits


   Exhibit Number                               Description
---------------------    -------------------------------------------------------
         4.1               1996 Non-employee Stock Option Plan

         5.1               Opinion of William S. Clarke, P.A.

        15.1 Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial statements

        23.1               Consent of PricewaterhouseCoopers LLP

        23.2               Consent of William S. Clarke, P.A. (included in
                           Exhibit 5.1).